Exhibit 32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Serve Robotics Inc. (the “Company”) for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Ali Kashani, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 7, 2025	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer
(Principal Executive Officer)